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Exhibit (11) - Statement Re:  Computation of Earnings Per Share

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COMPUTATION OF EARNINGS PER SHARE
Comerica Incorporated and Subsidiaries

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(In thousands, except per share data)

                                                   Three Months Ended
                                                        March 31
                                                  -------------------
                                                      1997       1996
                                                  --------    -------
Primary:
  Average shares outstanding                       106,739     117,419
  Common stock equivalent:
    Net effect of the assumed
      exercise of stock options                      2,350       1,742
                                                  --------    --------
    Primary average shares                         109,089     119,161
                                                  ========    ========

Net income                                        $123,772    $116,606
Less preferred stock dividends                       4,275           -
                                                  --------    --------
Net income applicable to common stock             $119,497    $116,606
                                                  ========    ========

Primary net income per share                         $1.10       $0.98

Fully diluted:
  Average shares outstanding                       106,739     117,419
  Common stock equivalents:
    Net effect of the assumed
      exercise of stock options                      2,354       1,873
                                                  --------    --------
    Fully diluted average shares                   109,093     119,292
                                                  ========    ========

Net income                                        $123,772    $116,606
Less preferred stock dividends                       4,275           -
                                                  --------    --------
Net income applicable to common stock             $119,497    $116,606
                                                  ========    ========
Fully diluted net income
  per share                                          $1.10       $0.98

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